Exhibit 4.2

No. __________	__________ WARRANTS

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

B WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

CHATAND, INC.

Date of Issuance: [ ], 2014	Number of shares: [ ]

FOR VALUE RECEIVED, [_______________] (“Warrantholder”) is the registered holder of [_______] Class B Warrants (the “Warrant”) to purchase fully paid and non-assessable common shares, par value $0.00001 per share (the “Common Stock” and the shares of Common Stock underlying the Warrants, each a “Share” or collectively the “Shares”), of chatAND, INC., a company incorporated in the state of Nevada (the “Company”).

1. Terms and Exercise of Warrants.

(a) Warrant Price. Each Warrant shall entitle the registered holder thereof, subject to the provisions of such Warrant, to purchase from the Company one hundred Shares at the price of $0.10 per share, subject to the adjustments provided in Section 2 hereof and in the last sentence of this Section 1(a) (the “Warrant Price”). The Company, in its sole discretion, may by notice to registered holders lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a specified period of not less than 20 business days.

(b) Duration of Warrants. The Warrants may be exercised only during the period (“Exercise Period”) commencing on the date of issuance and terminating at 5:00 p.m., New York City time, on [ ], 2017 (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof shall cease at the close of business on the Expiration Date. The Company may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company shall provide notice to registered holders of the Warrants of such extension of not less than 20 days.

1

(c) Exercise of Warrants.

(i) Payment. Subject to the provisions of the Warrants, the Warrants may be exercised by the registered holder thereof by surrendering them at the Company with a Notice of Exercise (in the form attached hereto, the “Notice of Exercise”) duly executed and, except where otherwise permitted in accordance with Section 1(c)(ii), by paying in full in lawful money of the United States by certified check made payable to the Company or by wire transfer of immediately available funds to an account designated by the Company (or as otherwise agreed to by the Company), the Warrant Price for each Share as to which the Warrants are exercised and any and all applicable taxes due in connection with the exercise of the Warrants and the issuance of the Shares.

(ii) Cashless Exercise. Notwithstanding any provisions herein to the contrary, following the one (1) year anniversary of the Date of Issuance, if (i) the per share market value of the Common Stock is greater than the Warrant Price (at the date of calculation as set forth below) and (ii) the Holder at the time of the exercise is not then able to sell the Warrant stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, providing for the resale of Warrant stock, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a “cashless exercise”, in which the Warrantholder shall be entitled to receive a number of Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the VWAP (defined below) on the trading day immediately preceding the date on which the Warrantholder elects to exercise the Warrants by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B)	=	the Warrant Price of the Warrants, as adjusted hereunder; and

(X)	=	the number of Shares that would be issuable upon exercise of the Warrants being exercised in accordance with the terms hereof if such exercise were by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price per share of Common Stock determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the New York Stock Exchange, the NYSE MKT, the NASDAQ National Market, the NASDAQ Capital Market or the OTC Bulletin Board (each, a “Trading Market”), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Board of Directors of the Company, the fees and expenses of which shall be paid by the Company.

2

(iii) Valid Issuance. The Company represents to the Warrantholder and any future holder hereof that all shares of Common Stock issued upon the proper exercise or surrender of the Warrants in conformity with this Warrant shall be validly issued, fully paid and nonassessable.

(iv) Date of Issuance. Each person or entity in whose name any such certificate for Shares is issued shall, for all purposes, be deemed to have become the holder of record of such shares on the date on which the Warrants were surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

(d) Mechanics of Exercise.

(i) Delivery of Shares Upon Exercise. The Company shall cause the Shares purchased hereunder to be transmitted by the Transfer Agent to the Warrantholder by crediting the account of the Warrantholder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Shares to or resale of the Shares by Warrantholder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Warrantholder in the Notice of Exercise by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Exercise, (such date, the “Warrant Share Delivery Date”), provided that the Company shall not be obligated to deliver the Shares until the Company has received the aggregate Exercise Price. The Shares shall be deemed to have been issued, and Warrantholder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Warrantholder, if any, having been paid. If the Company fails for any reason to deliver to the Warrantholder the Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Warrantholder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the second (2nd) Trading Day following such Warrant Share Delivery Date until such Shares are delivered or Warrantholder rescinds such exercise.

(ii) Issuance of Certificates. If: (A) there is no effective registration statement permitting the issuance of the Shares to or resale of the Shares by Warrant holder and (B) this Warrant is being exercised for cash, as soon as practicable after the exercise of any Warrants and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the registered Warrantholder a certificate or certificates representing the number of Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and, if such Warrants shall not have been exercised or surrendered in full, a new countersigned Warrant Certificate for the number of shares as to which such Warrants shall not have been exercised or surrendered. In the case of an issuance of Shares under this Section 1(d)(ii), the Company’s counsel shall deliver any legal opinions required by the transfer agent in connection with the exercise of the Warrants or the resale of the Shares at no cost to the Warrantholder.

3

(iii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Warrantholder and upon surrender of this Warrant certificate, at the time of delivery of the Shares, deliver to the Warrantholder a new Warrant evidencing the rights of the Warrantholder to purchase the unpurchased Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Warrantholder the Shares pursuant to Section 1(d)(i) by the Warrant Share Delivery Date, then the Warrantholder will have the right to rescind such exercise.

(v) Compensation for Buy-In on Failure to Timely Deliver Shares Upon Exercise. In addition to any other rights available to the Warrantholder, if the Company fails to cause the Transfer Agent to transmit to the Warrantholder the Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Warrantholder is required by its broker to purchase (in an open market transaction or otherwise) or the Warrantholder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Warrantholder of the Shares which the Warrantholder anticipated receiving upon such exercise pursuant to the terms hereof (a “Buy-In”), then the Company shall (A) pay in cash to the Warrantholder the amount, if any, by which (x) the Warrantholder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Shares that the Company was required to deliver to the Warrantholder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Warrantholder, either reinstate the portion of the Warrant and equivalent number of Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Warrantholder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Warrantholder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Warrantholder $1,000. The Warrantholder shall provide the Company written notice indicating the amounts payable to the Warrantholder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Warrantholder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

4

(vi) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Warrantholder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vii) Charges, Taxes and Expenses. Issuance of Shares shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares, all of which taxes and expenses shall be paid by the Company, and such Shares shall be issued in the name of the Warrantholder or in such name or names as may be directed by the Warrantholder; provided, however, that, in the event Shares are to be issued in a name other than the name of the Warrantholder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Warrantholder and the Company may require, as a condition thereto, the prior or contemporaneous payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Shares.

(viii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

2. Adjustments.

(a) Stock Dividends; Stock Splits. If, after the date hereof, and subject to the provisions of Section 2(f) below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, stock split or similar event, the number of shares of Common Stock issuable on exercise of the Warrants shall be increased in proportion to such increase in outstanding shares of Common Stock.

(b) Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 2(f) below, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of the Warrants shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(c) Adjustments in Warrant Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 2(a) and 2(b), the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price, immediately prior to such adjustment, by a fraction, (i) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

5

(d) Extraordinary Dividends. If the Company, at any time during the Exercise Period, shall pay a dividend in cash, securities or other assets to the holders of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (i) as described in Sections 2(a), 2(b) or 2(e), or (ii) regular quarterly or other periodic dividends (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend in order that subsequent thereto upon exercise of the Warrants the Warrantholder may obtain the equivalent benefit of such Extraordinary Dividend.

(e) Replacement of Securities upon Reorganization, Etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Sections 2(a) or 2(b) hereof or one that solely affects the par value of such shares of Common Stock), or, in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or, in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, in connection with which the Company is dissolved, the Warrants shall thereafter represent the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrants holder would have received if such Warrants holder had exercised his, her or its Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 2(a) or 2(b), then such adjustment shall be made pursuant to Sections 2(a), 2(b), 2(c) and this Section 2(e). The provisions of this Section 2 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(f) Notices of Changes in Warrants. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of the Warrants, the Company shall give written notice thereof to each registered holder, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 2(a), 2(b), 2(d) or 2(e) the Company shall give written notice to each Warrants holder, at the last address set forth for such holder in the Warrants register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

6

(g) Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 2, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant. However, the Company may, at any time, in its sole discretion, make any change in the form of Warrants that the Company may deem appropriate and that does not affect the rights of holders thereof, and any Warrants thereafter issued or countersigned, whether in exchange or substitution for outstanding Warrants or otherwise, may be in the form as so changed.

(h) Notice of Certain Transactions. In the event that the Company shall propose to (i) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (ii) issue any rights, options or warrants entitling the holders of Common Stock to subscribe for shares of Common Stock or (iii) make a tender offer, redemption offer or exchange offer with respect to the Common Stock, the Company shall send to the Warrant holders a notice of such proposed action or offer. Such notice shall be mailed to the registered holders at their addresses as they appear in the Warrants register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants and the Warrant Price after giving effect to any adjustment pursuant to this Section 2 which would be required as a result of such action. Such notice shall be given as promptly as practicable after the Company has determined to take any such action and (x) in the case of any action covered by clause (i) or (ii) above, at least 10 days prior to the record date for determining the holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

(i) Other Events. If any event occurs as to which the foregoing provisions of this Section 2 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Company’s Board of Directors, fairly and adequately protect the purchase rights of the registered holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Company, to protect such purchase rights as aforesaid.

3. Transfer and Exchange of Warrants.

(a) Registration of Transfer. The Company shall register the transfer, from time to time, of any outstanding Warrants into the Warrant register, upon surrender of such Warrants for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, new Warrants representing an equal aggregate number of Warrants shall be issued and the old Warrants shall be cancelled by the Company.

7

(b) Procedure for Surrender of Warrants. Warrants may be surrendered to the Company, together with a written request for exchange or transfer, and, thereupon, the Company shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that, in the event the Warrants surrendered for transfer bear a restrictive legend, the Company shall not cancel such Warrants and issue new Warrants in exchange therefor until the Company has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

(c) Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

4. Other Provisions Relating to Rights of Holders of Warrants.

(a) No Rights as Stockholder. The Warrants do not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, or to vote, consent or receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

(b) Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which terms shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

(c) Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant.

(d) Covenants. The Company shall not by any action, including, without limitation, amending the certificate of incorporation or the bylaws of the Company, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Company will, (i) not permit the par value, if any, of its Common Stock, to exceed the then-effective Warrant Price, (ii) not amend or modify any provision of the certificate of incorporation or bylaws of the Company in any matter that would adversely affect the rights of the Holders of this Warrant, (iii) take all such action as may be reasonably necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Company to perform its obligations under this Warrant.

8

(e) Registration of Common Stock. The Company agrees that during the Exercise Period, it shall use its commercial best efforts to prepare and file with the Securities and Exchange Commission a post-effective amendment to the registration statement, or a new registration statement, for the registration under the Act of the Shares issuable upon exercise of the Warrants, and it shall take such action as is necessary to qualify for sale, in those states in which the Warrants were initially offered by the Company, the Shares issuable upon exercise of the Warrants. In either case, the Company will use its commercial best efforts to cause the same to become effective on or prior to the commencement of the Exercise Period and to maintain the effectiveness of such registration statement and ensure that a prospectus is available for delivery to the Warrant holders until the expiration of the Warrants in accordance with the provisions of this Warrant. Except as provided in Section 1(c)(ii) of this Warrant, the Warrants shall not be exercisable and the Company shall not be obligated to issue Common Stock unless, at the time a holder seeks to exercise Warrants, a prospectus related to the Common Stock issuable upon exercise of the Warrants is current and the Common Stock has been registered or qualified under the laws of the state of residence of the holder of the Warrants or unless the issuance of the Common Stock is deemed to be exempt from such requirements. In addition, the Company agrees to use its commercial best efforts to register such securities under the blue sky laws of the states of residence of exercising Warrantholders, if permitted by the blue sky laws of such jurisdictions, in the event that an exemption is not available.

(f) Notices. Any notice, statement or demand authorized by this Certificate to be given or made by the Company or by the holder of the Warrants to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is provided in writing by the Company) as follows:

chatAND, Inc.

44 Heather Hill Lane

Woodcliff Lake, NJ 07677

Attn: Steven Berger, CFO

Any notice, sent pursuant to this Certificate shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof. Notwithstanding the foregoing, Notices of Exercise may (at the request of the Warrantholder) be given to the Company by facsimile or e-mail/.pdf transmission to such numbers or e-mail addresses as shall be designated by the Company.

9

(g) Applicable Law. The validity, interpretation, and performance of this Certificate and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to any conflict of laws principles. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Certificate and to the Warrants shall be brought and enforced in the courts of the State of New York, New York County, or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 4(e) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

CHATAND, INC.

By:
Name:
Title:

10

chatAND, INC.

NOTICE OF EXERCISE

(To Be Executed by the Warrantholder in Order to Exercise Warrants)

The undersigned Warrantholder hereby irrevocably elects to exercise __________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants. Payment shall take the form of (check applicable box):

●	in lawful money of the United States by certified check made payable to the Company or by wire transfer of immediately available funds to an account designated by the Company; or

●	if permitted by the terms of the Warrant Certificate, the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 1(c)(ii), to exercise the Warrants with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 1(c)(ii).

The undersigned Warrantholder requests that certificates for such shares shall be issued in the name of:

Name:

Address:

Tax Identification Number:

and be delivered to:

Name:

Address:

and, if the number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Warrantholder at the address stated below.

Dated:	Signature:

Address

Tax Identification Number

Signature Guaranteed:

THE SIGNATURE TO THIS WARRANT EXERCISE FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY.

chatAND, INC.

ASSIGNMENT

(To Be Executed by the Warrantholder in Order to Assign Warrants)

For Value Received, ____________________ hereby sells, assigns and transfers unto:

Name:

Address:

Tax Identification Number:

_________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ____________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full substitution in the premises.

Dated:	Signature:

Signature Guaranteed:

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS A WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY.